EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Zions Bancorporation of our reports dated February 27, 2009, with respect to the consolidated financial statements of Zions Bancorporation and the effectiveness of internal control over financial reporting of Zions Bancorporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008:

(i)	Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, now known as the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan;

(ii)	Registration Statement (Form S-8 No. 333-74179) and related Prospectus pertaining to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan;

(iii)	Registration Statement (Form S-8 No. 333-79699) and related Prospectus pertaining to Zions Key Employee Incentive Stock Option Plan;

(iv)	Registration Statement (Form S-8 No. 333-89611) and related Prospectus pertaining to Pioneer Bancorporation Non-Qualified Stock Option Plan;

(v)	Registration Statement (Form S-8 No. 333-124696) and related Prospectus pertaining to Zions Bancorporation 2005 Stock Option and Incentive Plan;

(vi)	Registration Statement (Form S-8 No. 333-130222) and related Prospectus pertaining to Amegy Bancorporation 1989 Stock Option Plan, Amegy Bancorporation 1993 Stock Option Plan, as Amended and Restated, Amegy Bancorporation 1996 Stock Option Plan, as Amended and Restated, Amegy Bancorporation 1993 Stock Option and Incentive Plan, Amegy Bancorporation Restricted Stock Plan, Amegy Bancorporation Second Amended and Restated Non-Employee Directors Deferred Fee Plan, and Amegy Bancorporation 2004 Omnibus Incentive Plan; and

(vii)	Registration Statement (Form S-3 No. 333-132868) and related Prospectus pertaining to the offering of debt and equity securities of Zions Bancorporation.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah

February 27, 2009